                                                                    Exhibit 99.2

                      AUBURN NATIONAL BANCORPORATION, INC.

                             AUTHORIZATION FORM FOR

                         CUSTOMER OPTIONAL CASH PURCHASE

      I (We) hereby elect to participate in the Auburn National Bancorporation, Inc. Dividend Reinvestment Plan (the "Plan") and Customer Optional Cash Purchase feature of the Plan in accordance with the Terms and Conditions of the Plan set forth in the Prospectus.

      I (We) hereby authorize and direct Registrar & Transfer Company, to debit, on the 20/th/ day (or next business day) of March, June, September, and December my AuburnBank deposit account number ___________________________, pursuant to the Customer Optional Cash Purchase feature of the Auburn National Bancorporation, Inc. Dividend Reinvestment Plan, in the amount of
$________________________, (increments of $50 from $100 to $5,000) to be invested in the Plan.

      This authorization is given with the understanding that I (we) may terminate it at any time by so notifying the transfer agent according to the Terms and Conditions as set forth in the Prospectus.

___________________________________________________________________________________________________________

  ____________________________________________________________     ______________________________________
  Print Name of Registered Owner as shown on Share Certificate             Social Security # or Tax ID #

  Signature ______________________________________      Date ____________________________
  Owner 1
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

  ____________________________________________________________     ______________________________________
  Print Name of Registered Owner as shown on Share Certificate             Social Security # or Tax ID #

  Signature ______________________________________      Date ____________________________
  Owner 2
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________
                    __________                          ___________                           ___________
  New Authorization __________    Amended Authorization ___________      Cancel Authorization ___________

___________________________________________________________________________________________________________

1. PLEASE ATTACH A VOIDED PERSONAL CHECK OR DEPOSIT TICKET (New authorization only).

2. COMPLETE AN AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT PLAN IF NOT ALREADY PARTICIPATING IN DIVIDEND REINVESTMENT (Page 2).

3.   RETURN COMPLETED FORMS TO :  Auburn National Bancorporation Inc
                                  Shareholder Relations J Aderholdt
                                  P O Box  3110
                                  Auburn, Al 36831-3110